Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-214199) of our report dated March 30, 2017, relating to the financial statements of RXi Pharmaceuticals Corporation, which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Boston, MA

May 4, 2017